EXHIBIT 10.1




                               PURCHASE AGREEMENT



     This PURCHASE AGREEMENT (the "Agreement") is made and entered into as of February 2, 2001, between HEALTHOLOGY, INC., a Delaware corporation (the "Company"), and LE@P TECHNOLOGY, INC. ("Leap").

                                    RECITALS:

     WHEREAS, the Company and Leap are parties to that certain Stock Purchase Agreement, dated as of March 1, 2000 (the "Stock Purchase Agreement"), that certain First Amended and Restated Investor Rights Agreement, dated as of August 3, 2000 (the "Investor Rights Agreement") and that certain First Amended and Restated Stockholders Agreement, dated as of August 3, 2000 (the "Stockholders Agreement," and, collectively with the Stock Purchase Agreement and the Investor Rights Agreement, the "Transaction Documents");

     WHEREAS, pursuant to the terms of the Investor Rights Agreement, the Company has the option to put 800,000 shares of common stock, par value $.01 per share, (the "Shares") to Leap for $1.25 per Share (the "Put Option"); and

     WHEREAS, the Company intends to exercise the Put Option pursuant to the terms hereof.

     NOW, THEREFORE, in consideration of the respective representations, warranties, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   SECTION 1

                  AUTHORIZATION AND SALE OF THE SHARES/CLOSING

     1.1. Authorization. The Company will have authorized before the Closing (as defined below) the sale and issuance hereunder of the Shares at the Closing.

     1.2. Sale of the Securities. At the Closing, and subject to the terms and conditions hereof, the Company shall sell and issue to Leap and Leap shall purchase from the Company, the Shares for an aggregate purchase price of one million dollars ($1,000,000), payable as set forth in Section 1.4.

     1.3. Closing. The closing of the purchase and sale of the Shares hereunder (the "Closing") is taking place at the offices of Weil, Gotshal & Manges LLP, 767 5th Avenue, New York, New York, at 10:00 a.m. on the date hereof or at such other place and time as the parties may mutually agree. The date of the Closing is referred to as the "Closing Date."

     1.4. Deliveries. At the Closing, the parties are making the following deliveries:

     (a) Certificates and Purchase Price. The Company is delivering to Leap the appropriate certificate(s) representing the Shares, which shall be delivered against payment of the purchase price therefor, by certified check payable to the order of the Company, or wire transfer of same day funds to an account designated in writing at least one business day prior to the Closing by the Company (or any combination thereof).

     (b) Opinion of Company Counsel. The Company shall cause its corporate counsel to deliver to Leap an opinion, dated the Closing Date and in substantially the form of Exhibit A hereto.

     (c) Officer's Certificate. The Company is delivering to Leap a certificate executed by the President of the Company, certifying to the effect that (i) the representations and warranties made by the Company in Section 2 of this Agreement are true and correct as of the Closing Date, and (ii) as of the Closing Date, there is not in effect any judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the Company's consummation of the transactions contemplated by this Agreement.
                                   SECTION 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     2.1. Authorization. All corporate action on the part of the Company, its officers, directors, and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the performance of all of the Company's obligations hereunder have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

     2.2. The Company hereby represents and warrants to Leap that except as set forth on the Schedule of Exceptions attached hereto as Exhibit B (the "Schedule") specifically identifying the relevant subparagraph(s) of the Stock Purchase Agreement (which Schedule shall be deemed to be part of the representations and warranties as if made hereunder), the representations and warranties made in the Stock Purchase Agreement by the Company in Section 2 thereof are true and correct as of the Closing Date.

                                   SECTION 3

                     REPRESENTATIONS AND WARRANTIES OF LEAP

     3.1. Authorization. All corporate action on the part of Leap, its officers, directors, and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the performance of all of Leap's obligations hereunder have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by Leap, will constitute a valid and legally binding obligation of Leap, enforceable against Leap in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

     3.2. Leap hereby represents and warrants to the Company with respect to the purchase of the Shares that the representations and warranties made in the Stock Purchase Agreement by Leap in Section 3 thereof are true and correct as of the Closing Date.

                                   SECTION 4

                                OTHER PROVISIONS

     4.1. Rights of the Shares. The parties acknowledge and agree that the Shares shall be subject to all of the terms and conditions contained in the Transaction Documents shall be entitled to all of the rights and privileges and be subject to all of the obligations and limitations of those agreements, including, without limitation, the treatment of the Shares as "Registrable Securities" under the Investor Rights Agreement.

     4.2. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of New York without regard to the conflicts of law principles thereof.

     4.3. Entire Agreement; Amendment and Waiver. This Agreement and the Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements among the parties with respect thereto. Any term of this Agreement may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance), only with the written consent of each of the parties hereto.

     4.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




HEALTHOLOGY, INC.                       LE@P TECHNOLOGY, INC.
                                        CORPORATION

By: /s/ Steven M. Haimowitz, MD         By: /s/ Robert G. Tancredi, MD
 -------------------------------------   -------------------------------------
 Steven M. Haimowitz, MD                 Robert G. Tancredi, MD
 President and Chief Executive Officer   President and Chief Executive Officer